Exhibit 99.1

Saga Communications, Inc.

Reports 2nd Quarter 2022 Results

Contact:

Samuel D. Bush

(313) 886-7070

Grosse Pointe Farms, MI – August 5, 2022 – Saga Communications, Inc. (Nasdaq - SGA) reported today that net revenue increased 6.3% to $29.8 million for the quarter ended June 30, 2022 compared to $28.0 million for the same period last year.   Station operating expense increased 3.7% for the quarter to $21.8 million compared to the same period last year.  For the quarter, station operating income increased 10.6% to $9.3 million and operating income was $5.4 million compared to $4.6 million for the same quarter last year.  Free cash flow was $3.2 million for the quarter compared to $4.2 million for the same period last year.  Capital expenditures for the quarter were $2.6 million compared to $921 thousand for the same period last year.  Capital expenditures for the quarter included the $1.1 million purchase of a building in Norfolk, VA that will replace our existing leased studio and office facility.  Net income was $3.8 million for the quarter compared to $3.3 million for the second quarter last year.  Diluted earnings per share were $0.63 in the second quarter of 2022.

Net revenue increased 8.8% to $54.8 million for the six-month period ended June 30, 2022 compared to $50.3 million for the same period last year.   Station operating expense increased 6.0% for the six-month period to $42.4 million compared to the same period last year.  For the six-month period, station operating income increased 13.2% to $14.8 million and operating income was $7.1 million compared to $5.5 million for the same period last year.  Free cash flow was $5.1 million for the six-months compared to $6.0 million for the same period last year.  Capital expenditures for the six-months were $3.6 million compared to $1.5 million for the same period last year.  Net income was $5.0 million for the six-month period compared to $4.0 million for the same period last year.  Diluted earnings per share were $0.83 in the first six-months of 2022.

The Company paid a quarterly dividend of $0.20 per share on July 1, 2022.  The aggregate amount of the quarterly dividend was approximately $1.2 million.  To date Saga has paid over $79 million in dividends to shareholders since the first special dividend was paid in 2012.

The Company’s balance sheet reflects $52.3 million in cash and short-term investments as of June 30, 2022 and $54.4 million as of August 1, 2022.  The Company expects to spend approximately $5.5 – 6.0 million for capital expenditures during 2022.

Saga’s 2022 Second Quarter conference call will be held on Friday, August 5, 2022 at 11:00 a.m.  The dial-in number for the call is (973) 528-0008.  Enter conference code 744361.  A recording and transcript of the call will be posted to the Company’s website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company please email the inquiry by 10:00 a.m. on August 5, 2022 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing directions will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose the Company’s trailing twelve-month consolidated EBITDA and a reconciliation of operating income to station operating income.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance.  Such non-GAAP measures include same station financial information, free cash flow, station operating income, trailing 12-month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive-based compensation of executives and other members of management and as a measure of financial position.  Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value.  These measures are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated Financial Data and Selected Supplemental Financial Data tables.

This press release contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based upon current expectations and involve certain risks and uncertainties.  Words such as “will,” “may,” “believes,” “expects,” “anticipates,” “guidance,” and similar expressions are intended to identify forward-looking statements.  The material risks facing our business are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including in particular Item 1A of our Annual Report on Form 10-K.  Readers should note that forward-looking statements may be impacted by several factors, including global, national and local economic changes and changes in the radio broadcast industry in general, and the ongoing economic impact of the COVID-19 pandemic as well as Saga’s actual performance.  Actual results may vary materially from those described herein and Saga undertakes no obligation to update any information contained herein that constitutes a forward-looking statement.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties.  Saga owns or operates broadcast properties in 27 markets, including 79 FM radio stations, 35 AM radio stations and 80 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.

Selected Consolidated Financial Data

For the Three and Six Months Ended

June 30, 2022 and 2021

(amounts in 000’s except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating Results
Net operating revenue	$29,821	$28,046	$54,788	$50,347
Station operating expense	21,786	21,017	42,354	39,940
Corporate general and administrative	2,609	2,494	5,303	4,932
Other operating expense (income), net	45	(80)	40	(23)
Operating income	5,381	4,615	7,091	5,498
Interest expense	32	72	64	145
Interest income	(49)	(4)	(53)	(10)
Other income, net	—	(31)	(2)	(303)
Income before income tax expense	5,398	4,578	7,082	5,666
Income tax expense	1,575	1,325	2,055	1,655
Net income	$3,823	$3,253	$5,027	$4,011

Earnings per share:
Basic	$0.63	$0.54	$0.83	$0.67
Diluted	$0.63	$0.54	$0.83	$0.67

Weighted average common shares	5,952	5,917	5,950	5,915
Weighted average common and common equivalent shares	5,952	5,917	5,950	5,915

Free Cash Flow
Net income	$3,823	$3,253	$5,027	$4,011
Plus: Depreciation and amortization:
Radio Stations	1,239	1,353	2,408	2,702
Corporate	63	70	125	139
Deferred tax (benefit) provision	315	170	395	200
Non-cash compensation	338	357	677	700
Other operating (income) expense, net	45	(80)	40	(23)
Other income, net	—	(31)	(2)	(303)
Less: Capital expenditures	(2,640)	(921)	(3,563)	(1,455)
Free cash flow	$3,183	$4,171	$5,107	$5,971

	June 30,
	2022	2021
Balance Sheet Data
Working capital	$58,292	$62,405
Net fixed assets	$54,351	$53,591
Net intangible assets and other assets	$119,487	$120,114
Total assets	$247,973	$252,811
Long-term debt	$—	$10,000
Stockholders' equity	$200,693	$194,518

Saga Communications, Inc.

Selected Supplemental Financial Data

June 30, 2022

(amounts in 000's)

(Unaudited)

		Less:	Plus:	Trailing
	12 Months Ended	6 Months Ended	6 Months Ended	12 Months Ended
	December 31,	June 30,	June 30,	June 30,
	2021	2021	2022	2022
Trailing 12 Month Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$11,157	$4,011	$5,027	$12,173
Exclusions:
Gain (loss) on sale of assets, net	(7)	23	(40)	(70)
Gain on insurance proceeds	589	272	—	317
Other income (expense), net	63	142	127	48
Total exclusions	645	437	87	295
Consolidated adjusted net income (1)	10,512	3,574	4,940	11,878
Plus:
Interest expense	284	145	64	203
Income tax expense	4,260	1,655	2,055	4,660
Depreciation & amortization expense	5,749	2,841	2,533	5,441
Non-cash compensation	1,335	700	677	1,312
Trailing twelve month consolidated EBITDA (1)	$22,140	$8,915	$10,269	$23,494

(1)	As defined in the Company's credit facility.

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Three and Six Months Ended

June 30, 2022 and 2021

(amounts in 000’s)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating income to station operating income reconciliation:
Operating income	$5,381	$4,615	$7,091	$5,498
Plus:
Corporate general and administrative	2,609	2,494	5,303	4,932
Other operating expense (income), net	45	(80)	40	(23)
Station depreciation and amortization	1,239	1,353	2,408	2,702
Station operating income	$9,274	$8,382	$14,842	$13,109